UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Directors.

Settlement Agreement with North Carolina Utilities Commission Staff and North Carolina Public Staff

On November 29, 2012, Duke Energy Corporation (“Duke Energy” or the “Company”) reached an agreement (the “Settlement Agreement”) with the North Carolina Utilities Commission (“NCUC”) Staff and North Carolina Public Staff (the “Public Staff” and, together with the Company and the NCUC Staff, the “Settling Parties”) regarding the investigations initiated by the NCUC following the merger between the Company and Progress Energy, Inc.  Although Duke Energy expressly denies engaging in any illegal or improper acts, and the Settling Parties agreed that the Settlement Agreement does not constitute and shall not be construed as an admission or acknowledgement of illegal or other improper acts by the Company, the Settling Parties entered into the Settlement Agreement in order to resolve all matters and issues without further litigation and expense and to move forward in a positive manner.  Pursuant to the Settlement Agreement, the Settling Parties agreed to the following terms.

•                                          The Company will maintain at least 1,000 employees in Raleigh, North Carolina for at least 5 years from date of the Settlement Agreement.

•                                          The Company will create and maintain a Regulatory Policy and Operations Committee (“RPOC”) of the Board of Directors (the “Board”) of the Company to meet with and discuss activities and actions with the NCUC.

•                                          The Company will guarantee an additional $25 million in fuel and fuel-related cost savings, over and above the amount the Company is obligated to provide pursuant to the NCUC Merger Order, for the Company’s North Carolina retail customers.

•                                          The Company will contribute an additional $5 million to workforce development and low-income assistance in North Carolina, over and above the amount provided for in the NCUC Merger Order.

•                                          The Company will cause Duke Energy Carolinas, LLC (“DEC”) to defer filing a general rate case in North Carolina until February 2013, with the understanding that DEC will be allowed to defer the depreciation and operation costs of new generation incurred from the commercial operation of such new generation until the effective date of new base rates, and DEC will be allowed to levelize its nuclear costs over the appropriate refueling cycle.

•                                          The Company will retain John McArthur, the former General Counsel of Progress Energy, Inc., to advise the Company for two years on regulatory and legislative matters in North Carolina.

•                                          The Company will appoint a new General Counsel on or before December 31, 2012 to succeed Marc Manly, the Company’s current Chief Legal Officer.

•                                          The Company will move Lloyd Yates, the current Executive Vice President, Customer Operations, into the role of Executive Vice President, Regulated Utilities, the position currently held by Keith Trent.

•                                          The Company will accept Jim Rogers’ original decision to retire effective no later than December 31, 2013.

•                                          The Company will create a special committee of the Board to oversee (i) the recommendation of a successor to Jim Rogers upon Jim Rogers’ retirement and (ii) the search for two new directors to the Board.  The special committee will use its best efforts to recommend a successor to Jim Rogers to the full Board by July 1, 2013 but in no event later than December 31, 2013.

•                                          The Board will elect one new Board member no later than April 15, 2013 and a second new Board member within twelve months from the date of the Settlement Agreement.

•                                          The Company will cause the current Board members, other than Dr. James T. Rhodes, to retire from the Board as such directors reach mandatory retirement age, pursuant to the Company’s governance principles, over the next 3 years.  Given Dr. Rhodes’ subject matter expertise with respect to nuclear operations and the Company’s needs to improve its nuclear fleet performance, Dr. Rhodes may be extended for a period of up to two years beyond his mandatory retirement age.

•                                          The Company will issue a statement acknowledging that its actions fell short of the NCUC’s understanding of the Company’s obligations as a regulated utility in North Carolina.

•                                          The Company will pay all fees and expenses billed by Jenner & Block, the NCUC’s counsel hired for the purpose of the investigation, and no part of such payments will be charged to the Company’s North Carolina customers.

•                                          Other than fees paid by the Company to Mr. McArthur related to Mr. McArthur’s engagement as set forth in this Settlement Agreement, no part of any amounts paid by the Company to Messrs. William Johnson, John McArthur or Mark Mulhern or Ms. Paula Sims will be charged to the Company’s North Carolina customers.

•                                          The Settling Parties recommend that the NCUC issue such orders as necessary to terminate the investigation and close the investigation and merger dockets, including that Jenner & Block discontinue any further activity.  The Company acknowledges that if it fails to comply with any of the provisions contained in the Settlement Agreement, the NCUC, at its sole discretion, may reopen the investigation.

The Settling Parties agreed to recommend that the NCUC approve the Settlement Agreement in full.  In the event the NCUC does not approve the Settlement Agreement in full, the Settlement Agreement, in its entirety, will be null and void.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                                                Settlement Agreement dated November 29, 2012 by and among Duke Energy Corporation, the North Carolina Utilities Commission Staff and the North Carolina Public Staff

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 29, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Settlement Agreement dated November 29, 2012 by and among Duke Energy Corporation, the North Carolina Utilities Commission Staff and the North Carolina Public Staff